As filed with the Securities and Exchange Commission on February 16, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	6351	13-3621676
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One State Street Plaza

New York, New York 10004

(212) 668-0340

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Anne Gill Kelly, Esq.

Managing Director, Secretary and Assistant General Counsel

Ambac Financial Group, Inc.

One State Street Plaza

New York, New York 10004

(212) 208-3355

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Matthew J. Mallow, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Debt Securities(5)	—	—	—	—
Preferred Stock, $0.01 par value(5)	—	—	—	—
Common Stock, $0.01 par value(5)	—	—	—	—
Warrants to purchase our Debt Securities, Preferred Stock or Common Stock(5)	—	—	—	—
TOTAL

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).
(2)	An indeterminate aggregate initial offering price or number of debt securities, preferred stock, common stock, warrants, of Ambac Financial Group, Inc. is being registered as may from time to time be issued at indeterminate prices. In accordance with Rule 429 under the Securities Act, the prospectus filed as part of this registration statement also relates to $100,000,000 aggregate initial offering price of securities previously registered under Registration Statement No. 333-104758 that have not yet been issued and sold.
(3)	Exclusive of accrued interest, distributions and dividends, if any.
(4)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee, except for $8090 that has been paid previously with respect to $100,000,000 aggregate public offering price of securities that already were registered pursuant to Registration Statement No. 333-104758 that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this registration statement.
(5)	Including such indeterminate principal amount of debt securities, preferred stock, common stock, warrants as may, from time, be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.

PROSPECTUS

Ambac Financial Group, Inc.

Common Stock, Preferred Stock, Debt Securities and Warrants

Ambac Financial Group, Inc. may sell from time to time

*common stock

*preferred stock

*debt securities

*warrants

This prospectus describes some of the general terms that may apply to these securities. The specific terms of the common stock, the preferred stock, the debt securities and the warrants then being offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

We may offer and sell these securities through one or more underwriters, dealers and agents, underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. Our common stock is listed on the New York Stock Exchange under the trading symbol “ABK”. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 16, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” Unless otherwise stated or the context otherwise requires, references in this prospectus to “Ambac”, “we”, “our” or “us” refer to Ambac Financial Group, Inc., and its direct and indirect subsidiaries.

AMBAC FINANCIAL GROUP, INC.

Ambac, headquartered in New York City, is a holding company whose subsidiaries provide financial guarantee products and other financial services to clients in both the public and private sectors around the world. Ambac was incorporated on April 29, 1991. Ambac provides financial guarantees for public finance and structured finance obligations through its principal operating subsidiary, Ambac Assurance Corporation, or Ambac Assurance.

Generally, financial guarantee products written by Ambac Assurance guarantee payment when due of the principal of and interest on the guaranteed obligation. In essence, Ambac Assurance steps in to make payments if the party responsible for making payments fails to do so.

Ambac Assurance has earned triple-A ratings, the highest ratings available from Moody’s Investors Service, Inc., or Moody’s, in 1987, Standard & Poor’s Ratings Services, or S&P, in 1979, Fitch, Inc., or Fitch, in 1994 and Rating and Investment Information, Inc., or R&I, in 1993. Ambac Assurance’s ratings have been periodically affirmed by each of the rating agencies and have never been revised downward or put on review for a possible downgrade. Moody’s, S&P, Fitch and R&I’s ratings were last reaffirmed in 2005. These ratings are an essential part of Ambac Assurance’s ability to provide credit enhancement.

Ambac Assurance provides its financial guarantees for a variety of products, including:

•	public finance securities, which include bonds issued by state and local municipalities such as cities, counties, towns and villages, as well as water districts, sewer districts, higher educational institutions, hospitals, transportation authorities, housing authorities and other similar agencies;

•	mortgage-backed securities, which are bonds and notes where investors receive payments out of the interest and principal on the underlying mortgages that back the securities;

•	asset-backed securities, which are bonds and notes where investors receive payments out of cash flows from the underlying accounts receivable, loans, corporate debt or sovereign debt that back the securities; and

•	structured credit derivatives, which are privately negotiated contracts that provide an investor with credit protection against the occurrence of a specific event such as a payment default or bankruptcy relating to an underlying obligation.

Ambac Assurance and its subsidiary Ambac Assurance UK Limited, which serve the global capital markets, are primarily engaged in guaranteeing public finance securities, mortgage-backed securities, asset-backed securities and other structured finance obligations. Global capital markets include the U.S. financial markets and international markets such as the United Kingdom, Italian, Japanese and Australian financial markets. Ambac Assurance is the successor of the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971.

Ambac Assurance seeks to minimize the risk inherent in its financial guarantee portfolio by maintaining a diverse portfolio which spreads its risk across a number of criteria, including issue size, type of obligation, geographic area and obligor, which is the entity responsible for making payments. In the case of default on a guaranteed obligation, payments under the financial guarantee policy generally may not be accelerated by the policyholder without Ambac Assurance’s consent. As of December 31, 2004 and September 30, 2005, Ambac Assurance’s net financial guarantee in force, after giving effect for reinsurance, was $685.2 billion and $710.8 billion, respectively.

Ambac Credit Products, LLC, a wholly owned subsidiary of Ambac Assurance, primarily provides credit protection in the global markets in the form of structured credit derivatives. Structured credit derivatives are privately negotiated contracts that require Ambac Credit to make payments upon the occurrence of certain defined credit events relating to an underlying obligation. Structured credit derivatives issued by Ambac Credit are guaranteed by Ambac Assurance. Ambac Credit generally enters into structured credit derivative contracts in which its exposure is to highly rated risks.

Ambac provides financial services and investment products principally to its financial guarantee clients which include municipalities and their authorities, school districts, health care organizations and asset-backed issuers.

Through its financial services subsidiaries, Ambac provides financial and investment products that include:

•	investment agreements, which are contracts between Ambac and a client that provide for the guaranteed return of principal invested and for the payment of interest at a guaranteed rate;

•	interest rate swaps, currency swaps and total return swaps; and

•	funding conduits, which are special purpose companies that help clients raise funds by issuing notes for the purpose of acquiring financial assets such as trade receivables from the client.

We conduct our investment agreement business through our subsidiary, Ambac Capital Funding, Inc., or Ambac Capital. Ambac Capital provides investment agreements primarily to municipalities and their authorities, mortgage-backed security issuers, asset-backed security issuers and international issuers. The investment agreements written by Ambac Capital are guaranteed by Ambac Assurance. Investment agreements are primarily used by issuers to invest bond proceeds until the proceeds can be used for their intended purpose.

Ambac provides interest rate and currency swaps through its subsidiary, Ambac Financial Services, L.L.C. and total return swaps through its subsidiary Ambac Capital Services, L.L.C., primarily to states, municipalities and their authorities, issuers of asset-backed securities, investment banks and other entities in connection with their financings. The swaps provided by Ambac Financial Services and Ambac Capital Services are guaranteed by Ambac Assurance and provide a financing alternative that is intended to reduce an issuer’s overall borrowing costs and/or help manage their risk.

As a holding company, Ambac Financial Group, Inc. is largely dependent on dividends from Ambac Assurance to pay dividends on its capital stock, to pay principal of and interest on its indebtedness, to pay its operating expenses, to purchase its common stock in the open market and to make capital investments in its subsidiaries. Dividends from Ambac Assurance are subject to certain insurance regulatory restrictions.

Our principal executive offices are located at One State Street Plaza, New York, New York 10004 and our telephone number is (212) 668-0340.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give Ambac’s expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts and relate to future operating or financial performance.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong and are based on current expectations and the current economic environment. Ambac’s actual results may vary materially, and there are no guarantees about the performance of our securities. Among factors that could cause actual results to differ materially are:

•	changes in the economic, credit or interest rate environment in the United States and abroad;

•	the level of activity within the national and worldwide debt markets;

•	competitive conditions and pricing levels;

•	legislative and regulatory developments;

•	changes in tax laws;

•	the policies and actions of the United States and other governments;

•	changes in capital requirement or other criteria of rating agencies;

•	changes in accounting principles or practices that may impact Ambac’s reported financial results;

•	the amount of reserves established for losses and loss expenses;

•	default of one or more of Ambac’s reinsurers;

•	market spreads and pricing on insured pooled debt obligations and other derivative products insured or issued by Ambac;

•	prepayment speeds on insured asset-backed securities and other factors that may influence the amount of installment premiums paid to Ambac; and

•	other risks and uncertainties that have not been identified at this time.

Ambac is not obligated to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in our reports to the SEC.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the proceeds of any securities sold for general corporate purposes.

AMBAC FINANCIAL GROUP, INC.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our ratio of earnings to fixed charges for each of the periods indicated:

	Years Ended December 31,										Nine Months Ended
	2004		2003		2002		2001		2000		September 30, 2005		September 30, 2004
Ratio of Earnings to fixed charges	18.1	x	16.0	x	13.3	x	14.4	x	13.3	x	18.1	x	17.8	x

We computed the ratio of earnings to fixed charges by dividing earnings before income taxes and extraordinary items plus fixed charges by the fixed charges. For the purpose of this ratio, fixed charges consist of interest expense incurred, capitalized interest, amortization of debt expense and one-third of rental payments under operating leases, an amount deemed representative of the appropriate interest factor. Since we did not have any preferred stock outstanding during the periods indicated above, our ratio of earnings to combined fixed charges and preference dividends for each relevant period will be the same as our ratio of earnings to fixed charges.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the common stock, preferred stock, debt securities and warrants that we may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and accompanying prospectus supplement contain all the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 350,000,000 shares of common stock, par value $0.01 per share, and 4,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock were issued or outstanding as of February 16, 2006.

Common stock

Voting rights. Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by the board of directors.

Liquidation and dissolution. If we liquidate or dissolve, the holders of the common stock will be entitled to share in our assets available for distribution to common stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock will receive a preferential share of our assets before the holders of the common stock receive any assets.

Other rights. Holders of the common stock have no right to

•	convert or exchange the stock into any other security;

•	have the stock redeemed; or

•	purchase additional stock or to maintain their proportionate ownership interest.

The common stock does not have cumulative voting rights. Holders of shares of our common stock are not required to make additional capital contributions.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “ABK.”

Transfer agent and registrar

Citibank, N.A. is the transfer agent and registrar for the common stock.

Removal of directors by stockholders

Delaware law provides that members of a board of directors may be removed, with or without cause, by a majority of the outstanding shares entitled to vote on the election of the directors.

Stockholder nomination of directors

Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director at least sixty, but not more than ninety, days prior to the date of the meeting for the election of directors. Except that if we give less than seventy days notice or prior public disclosure of the date for the meeting, then notice by a stockholder is timely if received by us no later than the close of business on the tenth day on which such notice was mailed or such public disclosure was made.

10% stockholder provision

Our subsidiary, Ambac Assurance, is a Wisconsin corporation and subject to the insurance and regulatory laws of the State of Wisconsin. Under Wisconsin insurance holding company laws, any acquisition of control of Ambac requires the prior approval of the Office of the Commissioner of Insurance of the State of Wisconsin. As a result, section 4.5 of our amended and restated certificate of incorporation provides that no stockholder may cast votes with respect to 10% or more of our voting stock, regardless of the actual number of shares of voting stock beneficially held by the stockholder. In addition, any voting stock held by a stockholder in excess of 10% will not count in the calculation of or toward a quorum at any meeting of stockholders. These voting restrictions will not apply to any stockholder whose acquisition or ownership of 10% or more of our voting stock has been approved by the Office of the Commissioner of Insurance of the State of Wisconsin.

Delaware Business Combination Statute

Section 203 of the Delaware General Corporation Law (“DGCL”) is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the 15% stockholder, or

•	any other transaction that would increase the 15% stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•	prior to the time that any stockholder became a 15% stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•	the 15% stockholder owns at least 85% of the outstanding voting stock of the corporation as a result of the transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Preferred stock

General. We are authorized to issue 4,000,000 shares of preferred stock. No shares of preferred stock are currently issued or outstanding. Our board of directors may, without stockholder approval, issue shares of preferred stock. The board can issue more than one series of preferred stock. The board has the right to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to the preferred stock it decides to issue.

Voting rights. The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock.

Conversion or exchange. The prospectus supplement will describe the terms, if any, on which the preferred stock may be convertible into or exchangeable for our debt securities, common stock, warrants or other preferred stock. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of our shares of common stock or other securities to be received by the holders of preferred stock to be adjusted.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued under an indenture, dated as of February 15, 2006, between Ambac and The Bank of New York which serves as the trustee under the indenture.

We have summarized all material provisions of the indenture below. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.

General

The debt securities will be our direct unsecured general obligations. The debt securities will rank equally with all of our other debt.

Because we are a holding company, our rights and the rights of our creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against the subsidiary.

A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. The prospectus supplement will include some or all of the following for a particular series of debt securities:

•	the title of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the per annum interest rate or rates, if any, on the series and the date or dates from which any such interest will accrue;

•	whether the amount of payments of principal of and premium, if any, or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on the debt securities will be payable;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than $1,000 and integral multiples of $1,000;

•	the portion or methods of determining the portion of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default, as described below, if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of and premium, if any or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the indenture;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance, which terms are described below, to the debt securities;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	the depositary for global or certificated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	whether and under what circumstances we may from time to time, without the consent of holders of debt securities, issue additional debt securities, having the same ranking and the same interest rate, maturity and other terms as the debt securities being offered, except for the issue price and issue date and, in some cases, the first interest payment date, whereby such additional securities will, together with the then outstanding debt securities, constitute a single class of debt securities under the indentures, and will vote together on matters under the senior indenture; and

•	any other terms of the debt securities consistent with the provisions of the indenture.

Restrictive Covenants

Unless we tell you otherwise in an accompanying prospectus supplement, the following restrictive covenants shall apply to each series of debt securities:

Limitation on Liens. So long as any debt securities are outstanding, neither Ambac nor any of its subsidiaries will create, incur or guarantee any debt which is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock of Ambac Assurance, any successor to the business of Ambac Assurance which is also a subsidiary of Ambac or any corporation, other than Ambac, having direct or indirect control of Ambac Assurance or any such successor. However, this restriction will not apply if the debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any debt securities are outstanding and subject to the provisions of the indenture regarding mergers, consolidations and sales of assets, neither Ambac nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock of Ambac Assurance, any successor to the business of Ambac Assurance which is also a subsidiary of Ambac or any corporation, other than Ambac, having direct or indirect control of Ambac Assurance or any such successor, except for:

•	a sale or other disposition of any of such stock to a wholly-owned subsidiary of Ambac or of such subsidiary;

•	a sale or other disposition of all of such stock for at least fair value, as determined by Ambac’s board of directors acting in good faith, or

•	a sale or other disposition of any of such stock for at least fair value, as determined by Ambac’s board of directors acting in good faith, if, after such transaction, Ambac and its subsidiaries would own more than 80% of the issued and outstanding voting stock of Ambac Assurance or any such successor.

Consolidation, Merger, Sale of Assets and Other Transactions

Under the indenture, so long as any debt securities are outstanding, we may not consolidate or merge with another corporation or convey, transfer or lease its properties or assets as an entirety or substantially as an entirety to another person, unless:

•	the successor or purchaser is a corporation organized under the laws of the United States, any state within the United States or the District of Columbia;

•	the successor or purchaser expressly assumes our obligations under the indenture and the debt securities; and

•	immediately after the transaction, no Event of Default, and no event which, if notice was given and/or a certain period of time passed, would become an Event of Default, shall exist.

Except as described above, neither the indenture nor the debt securities contain change of control or similar provisions intended to protect you by requiring us to repurchase or redeem the debt securities if we become involved in a merger or other significant corporate event. In addition, except as described above, no indenture provisions prohibit us from entering into a merger or a significant corporate event.

Events of Default

Unless we tell you otherwise in an accompanying prospectus supplement, the following shall constitute “Events of Default” under the indenture with respect to each series of debt securities:

•	our failure for 30 days to pay any interest on any debt security of such series when due;

•	our failure to pay principal or premium, if any, on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•	our failure to perform any of our covenants with respect to such debt securities for 60 days after we receive notice of such failure; and

•	certain events of bankruptcy, insolvency or reorganization of Ambac, Ambac Assurance or any successor to the business of Ambac Assurance which is also a subsidiary of Ambac.

We are required to file with the trustee each year a written statement as to our compliance with certain of our obligations under the indenture.

Remedies

If an Event of Default resulting from the failure to pay interest or principal or premium, if any, on the debt securities of any series exists, either the trustee or the holders of 25% in aggregate principal amount of outstanding debt securities of such series may declare the principal of all the outstanding debt securities of that series and all accrued interest on those debt securities immediately due.

If one of the other Events of Default exists, either the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of all existing series, voting together as one class, may declare the principal of all the outstanding debt securities of all series and all accrued interest on those debt securities immediately due.

Under certain conditions, these declarations may be annulled and defaults which have been cured may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series, voting separately, or of all series, voting together as one class, whichever was required to make the declaration in the first place.

Before the principal of the debt securities of any series is declared immediately due as described above, the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series, voting separately, or of all series, voting together as one class, depending on the nature of the Event of Default, may waive any Event of Default other than an Event of Default:

•	resulting from a failure to pay principal of and premium, if any, or interest on any of the debt securities or

•	in respect of a provision of the indenture which cannot be modified without the consent of the holder of each debt security affected by the modification.

If an Event of Default occurs, the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series, voting separately, or of all series, voting together as one class, depending on the nature of the proceeding, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. However, unless the indenture requires otherwise, the trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of holders of debt securities unless such holders offer indemnity reasonably satisfactory to the trustee.

Defeasance and Covenant Defeasance

We may, at our option, irrevocably deposit with the trustee money and/or United States government obligations in an amount that would be sufficient to pay the principal of and premium, if any, and interest on the debt securities of a series when each payment becomes due. If we do so, we may then elect to take advantage of the concept of defeasance, which allows us to be discharged from our obligations on the debt securities of such series, other than certain continuing obligations specified in the indenture relating to:

•	the transfer of debt securities;

•	the replacement of temporary or mutilated, lost or stolen debt securities; and

•	the place we maintain for payments of the debt securities.

Alternately, we may elect to take advantage of the concept of covenant defeasance, which allows us to be discharged from our obligations with respect to the debt securities of such series under certain covenants.

Notwithstanding the deposit of funds and/or United States government obligations described above, in order to effect defeasance or covenant defeasance, the indenture requires us to deliver to the trustee an opinion of counsel that the contemplated defeasance or covenant defeasance will not cause the holders of debt securities of the relevant series to recognize income, gain or loss for federal income tax purposes.

Modification and Waiver

Under the indenture, Ambac and the trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests of the holders of debt securities of a series without the consent of those holders. Ambac and the trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all affected series, voting together as one class. However, any modification which would

(a)	change the maturity or reduce the principal amount of any debt securities, reduce their interest rate or extend the time of interest payments, reduce any amount payable upon redemption of any debt securities or impair or affect the right of any holder of debt securities to institute suit for payments on the debt securities or

(b)	make certain changes to the requirements for modification of the indenture or any supplemental indenture requires the consent of each holder of debt securities that would be affected by the modification.

The indenture permits the holders of a majority in aggregate principal amount of the outstanding debt securities of all series, voting together as one class, to waive our compliance with certain covenants contained in the indenture.

Payment and Paying Agents

We will make payment of principal of and premium, if any, and interest on debt securities at the place we designate. We may, at our option, make payments of interest by check mailed to the address of the person entitled to receive such interest payment according to the register for the debt securities or by transfer to an account of such person. Interest payments will be made to the person in whose name a debt security is registered as of a certain number of days prior to the relevant payment date. Although we may designate additional paying agents or remove paying agents, we will at all times maintain a paying agent in each place we designate for payment.

If the debt securities are represented by global certificates, payments will be made to The Depository Trust Company.

Denominations, Registrations and Transfer

Unless we tell you otherwise in an accompanying prospectus supplement, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company. In such case, each owner’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

Beneficial interests in a global security may only be exchanged for certificated securities registered in the particular owner’s name if:

•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934, as amended, and no successor depositary has been appointed for 90 days;

•	we determine, in our sole discretion, that the global security shall be exchangeable; or

•	an Event of Default has occurred and is continuing.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by Ambac under the indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indenture and debt securities will be governed by the laws of New York.

Our Relationship with the Trustee

The trustee under the indenture, The Bank of New York, occasionally acts as trustee in connection with obligations insured by Ambac and its subsidiaries. The Bank of New York is also acting as a trustee in connection with certain debt obligations that were previously issued by us and as a creditor under the $400 million revolving credit facility entered into by Ambac and its subsidiary Ambac Assurance Corporation. In addition, we have various business dealings with affiliates of the trustee.

Conversion or exchange rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock, warrants or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of our shares of common stock, shares of preferred stock, warrants or other debt securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities, preferred stock or common stock. Each warrant will entitle the holder of warrants to purchase for cash the amount of debt securities, preferred stock or common stock at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of our debt securities, preferred stock or common stock, if any, with which the warrants are to be issued and the number of warrants issued with each such debt security, preferred stock or common stock;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information can be read and copied at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including Ambac. These reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005 or on our internet site at www.ambac.com. Information on our website is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

This prospectus is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC as indicated above, or from us.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (filed on March 15, 2005);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, which we filed with the SEC on May 10, 2005, August 9, 2005 and November 9, 2005, respectively;

•	Current Reports on Form 8-K filed January 26, 2005, February 17, 2005, February 22, 2005, April 11, 2005, April 20, 2005, May 5, 2005, July 20, 2005, August 2, 2005, October 19, 2005 (other than item 7.01 and exhibit 99.09 under item 9.01, which are furnished and not incorporated herein by reference), December 5, 2005, December 9, 2005, January 25, 2006 and January 27, 2006;

•	Registration Statements on Form 8-A dated June 12, 1991 and February 28, 1996; and

•	Annual Report of Employee Stock Purchase Plans on Form 11-K (filed June 29, 2005).

We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, with the exception of any documents deemed not to be filed and any documents filed pursuant to Item 402(a)(8) of Regulation S-K under the Securities Act.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to Peter R. Poillon, Managing Director, Investor Relations, Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004 (telephone number (212) 208-3333 or at ppoillon@ambac.com).

LEGAL OPINIONS

Anne Gill Kelly, Esq., Managing Director, Corporate Secretary and Assistant General Counsel of Ambac, One State Street Plaza, New York, New York 10004, and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York 10036 will act as our legal counsel. Anne Gill Kelly, Esq. will issue an opinion about the legality of the securities. Anne Gill Kelly, Esq. beneficially owns, or has the right to acquire under Ambac’s employee benefit plans, an aggregate of less than 1% of Ambac’s common stock.

EXPERTS

Ambac Financial Group’s consolidated financial statements and related financial statement schedules as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in Ambac Financial Group’s methods of accounting for variable interest entities and stock-based compensation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$	#
Transfer Agents and Trustees’ Fees and Expenses		25,000
Printing and Engraving Fees and Expenses		125,000
Accounting Fees and Expenses		150,000
Legal Fees		400,000
Rating Agency Fees		425,000
Stock Exchange Listing Fees		10,000
Miscellaneous		100,000

Total		$1,235,000

#	Deferred in reliance on Rule 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers.

As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of Ambac may be indemnified by Ambac against expenses (including attorney’s fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of Ambac if he acted in good faith and in manner that he reasonably believed to be in or not opposed to the best interests of Ambac and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In addition, Article VII of the amended and restated certificate of incorporation of Ambac and Article IX of its by-laws authorize Ambac to indemnify any person entitled to be indemnified under law. If the legal proceeding, however, is by or in the right of Ambac, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Ambac unless a court determines otherwise.

In addition, Ambac maintains a directors’ and officers’ liability insurance policy.

Article VI of the amended and restated certificate of incorporation of Ambac provides that, to the fullest extent permitted by law, no director of Ambac will be personally liable for monetary damages to Ambac or its stockholders for any breach of fiduciary duty as a director.

Item 16.	List of Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-5.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 16, 2006.

AMBAC FINANCIAL GROUP, INC.

By	/S/ SEAN T. LEONARD
Name:	Sean T. Leonard
Title:	Senior Vice President and Chief Financial Officer

KNOWN ALL MEN BY THESE PRESENTS that each person whose signature to this registration statement appears below hereby constitutes and appoints each of Sean T. Leonard and Anne Gill Kelly, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 16th day of February, 2006.

Signature	Title

/S/ ROBERT J. GENADER Robert J. Genader	President and Chief Executive Officer and Director (Principal Executive Officer)

/S/ SEAN T. LEONARD Sean T. Leonard	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ PHILLIP B. LASSITER Phillip B. Lassiter	Chairman and Director

/S/ MICHAEL A. CALLEN Michael A. Callen	Director

/S/ JILL M. CONSIDINE Jill M. Considine	Director

/S/ W. GRANT GREGORY W. Grant Gregory	Director

/S/ THOMAS C. THEOBALD Thomas C. Theobald	Director

/S/ LAURA S. UNGER Laura S. Unger	Director

/S/ HENRY WALLACE Henry Wallace	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1	Form of Underwriting Agreement for debt securities will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.

1.2	Form of Underwriting Agreement for preferred stock will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.

1.3	Form of Underwriting Agreement for common stock will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.

4.1	Indenture, dated as of February 15, 2006, between the Company and The Bank of New York as Trustee (filed herewith).

4.2	The form of any Note with respect to each particular series of Notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.

4.3	The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.

4.4	Definitive Engraved Stock Certificate representing share of common stock (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

4.5	Conformed Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on July 11, 1997 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.6	Conformed Copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on May 13, 1998 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

4.7	Conformed Copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on May 28, 2004 (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004).

4.8	By-laws of the Registrant, as amended through January 27, 2004 (incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003).

5.1	Opinion of Anne Gill Kelly, Esq. (filed herewith).

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges (filed herewith).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Anne Gill Kelly, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney of certain officers and directors of the Company (included in the signature pages hereto).

25.1	Statement of Eligibility on Form T-1 of The Bank of New York, Trustee under the Indenture (filed herewith).